UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     June 26, 2007

VION PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26534	13-3671221
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Science Park, New Haven, CT	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (203) 498-4210

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 27, 2006, Vion Pharmaceuticals, Inc., the Registrant, entered into an amendment of its lease with Science Park Development Corporation, dated November 1, 2001, for the office and laboratory facilities at Building 4 Science Park, New Haven, Connecticut, to include an additional approximately 6,500 rentable square feet on the first floor, northeast wing of Building 5 Science Park. The term of the lease will run through December 31, 2010, unless sooner terminated or extended pursuant to the terms of the lease. The Registrant will also have the right to extend the term of the lease for two successive terms of five years each. After the expiration of the second extension term, the Registrant shall have no further right to extend the term.

The amendment also provides for a change in the total base annual rent for all premises from $217,118.00, or $18,093.17 per month, to $288,618.00, or $24,051.50 per month beginning March 12, 2008. During the first extension term, if any, the Registrant shall pay a base rent equal to the greater of (a) $288,618.00 per annum or (b) ninety percent (90%) of the then fair market annual rent (as determined in the amendment). During the second extension term, if any, the Registrant shall pay a base rent equal to the greater of (a) ninety percent (90%) of the then fair market annual rent (as determined in the amendment) or (b) the base rent payable in the first extension term. The Registrant also has the option to lease certain additional space in Building 5 pursuant to the terms of the amendment.

A copy of the amendment is attached as Exhibit 10 this Current Report on Form 8-K and incorporated by reference herein.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On June 26, 2007, the Registrant’s Board of Directors adopted certain revisions to the Registrant’s Code of Business Conduct applicable to all of the Registrant’s officers, directors and employees. The revisions provide more detail on the Registrant’s policies on competition and fair dealing, on the giving or receipt of gifts and gratuities and the process for waiving the code.

On the same date, the Registrant’s Board of Directors also adopted revisions to the Registrant’s Code of Ethics for the Chief Executive Officer and Senior Financial Officials, applicable to the Registrant’s Chief Executive officer, Chief Financial Officer, Chief Accounting Officer and any other officer or employee involved in the Registrant’s finance function. The code was renamed the Code of Ethics for the Chief Executive Officer and Finance Employees to clarify its application to all of the Registrant’s finance employees and was revised to include a paragraph on reporting violations of this code and the Registrant’s Code of Business Conduct.

Each of the codes was also revised to include language to clarify that the codes are not contractual.

This summary is qualified entirely by the full text of the revised codes attached as Exhibits 14.1 and 14.2 to this Current Report on Form 8-K. The revised codes will be posted on the Registrant’s website www.vionpharm.com.

Item 8.01 Other Events.

Annual Meeting.

At the Registrant’s annual meeting of stockholders held on June 26, 2007, four proposals were voted upon by the Registrant’s stockholders. A description of each proposal and a tabulation of the votes for each of the proposals follows:

1.	To elect eight directors to hold office until the 2008 annual meeting of stockholders or until their successors are elected and qualified. All eight nominees were elected:

Nominee Name	For Nominee	Authority Withheld From Nominee
William R. Miller	55,204,296	2,189,737
George Bickerstaff	55,654,761	1,739,271
Stephen K. Carter, M.D.	55,467,726	1,926,306
Alan Kessman	55,185,856	2,208,177
Kevin Rakin	55,423,839	1,970,193
Alan C. Sartorelli, Ph.D.	55,018,899	2,375,133
Ian Williams, D.Phil.	55,429,429	1,964,603
Gary K. Willis	55,422,829	1,971,203

2.	To approve an amendment to the Registrant’s Restated Certificate of Incorporation, as amended, to increase the authorized shares of common stock from 150,000,000 shares to 300,000,000 shares. The amendment was approved:

For	Against	Abstentions	Broker Non-Votes
49,927,912	7,290,815	175,306	0

3.	To approve a 3,000,000 share increase in the number of authorized shares of common stock that may be granted under the Registrant’s 2005 Stock Incentive Plan. The increase was approved:

For	Against	Abstentions	Broker Non-Votes
18,394,647	4,531,097	383,390	34,084,899

4.	To ratify the appointment of Ernst & Young LLP as independent auditors for the Registrant for the fiscal year ending December 31, 2007. The appointment of Ernst & Young LLP was ratified:

For	Against	Abstentions	Broker Non-Votes
55,988,183	1,209,127	196,722	0

Charter Amendment.

On June 27, 2007, the registrant filed the Amendment to the Registrant’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. A copy of the amendment, as filed, is attached as Exhibit 3 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3	Certificate of Amendment to the Certificate of Incorporation of Vion Pharmaceuticals, Inc. dated June 27, 2007

10	Second Amendment to Lease, dated June 27, 2007, by and between the Registrant and Science Park Development Corporation.

14.1	Code of Ethics and Business Conduct, adopted June 26, 2007.

14.2	Code of Ethics for the Chief Executive Officer and Other Finance Employees, adopted June 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VION PHARMACEUTICALS, INC.
Date: June 28, 2007	By:	/s/ Howard B. Johnson
Name: Howard B. Johnson Title: President and Chief Financial Officer